Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of December 12, 2019, made by and among Adial Pharmaceuticals, Inc., a Delaware corporation with an address at 1001 Research Park Blvd., Suite 100, Charlottesville, Virginia 22911 (the “Company”) and Bankole A. Johnson, individually (“Dr. Johnson”) and En Fidecomiso de Mi Vida 11/23/2010 (Trust) ( “Pledgor”) as the pledgor in favor of the Company.

WHEREAS, Dr. Johnson has executed a Guaranty, dated December 12, 2019, in favor of the Company to secure the complete and timely performance and discharge in full, as the case may be, of all of the obligations of Psychological Education Publishing Company under that certain Master Services Agreement, dated as of July 5, 2019 (the “MSA”), by and between the Company and Psychological Education Publishing Company (the “Guaranty”);

WHEREAS, Dr. Johnson beneficially owns the shares of common stock, par value $0.001 per share of the Company (the “Common Stock”) which are owned of record by Pledgor; and

WHEREAS, to secure said Guaranty and as inducement for the Company to accept the Guaranty, Pledgor has agreed to execute and deliver to the Company this Agreement providing for the pledge and grant to the Company of a security interest in Pledgor’s interest in the collateral identified and defined below.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Company to accept the Guaranty, Dr. Johnson and Pledgor hereby agree with the Company as follows:

SECTION 1. Definitions. All terms used in this Agreement which are defined in Article 9 of the Uniform Commercial Code (the “Code”) currently in effect in the State of Delaware and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

SECTION 2. Pledge and Grant of Security Interest. (a) As an inducement for the Company to accept the Guaranty, Pledgor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Company a perfected, first priority security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral. The Collateral means: (i) all of the shares of Common Stock held by Pledgor as of the date hereof, as listed on Annex A hereto, and (ii) all proceeds of the foregoing. Contemporaneously or prior to the execution of this Agreement, Pledgor shall deliver or cause to be delivered to the Company any and all certificates and other instruments representing or evidencing the Collateral, in each case, together with all Necessary Endorsements. “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Company may reasonably request.

(b) Pledgor hereby represents and warrants to the Company as follows:

(i) The Pledged Collateral is not pledged to secure any indebtedness other than the Guaranty and is free and clear of any liens, security interests, encumbrances, rights or claims, other than the Lockup Agreement as entered into between the Company and Pledgor as of the date hereof;

(ii) Pledgor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery, and performance of Pledgor of this Agreement will not violate any provision of law, any order of any court or other agency of government, any organizational documents of Pledgor or any agreement or other instrument to which Pledgor is a party or by which Pledgor is bound, or be in conflict with, result in a breach of or constitute (with due notice, lapse of time, or both) a default under any such agreement or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the property of assets of Pledgor, except as contemplated by the provisions of this Agreement;

(iii) This Agreement constitutes the legal, valid and binding obligation of Pledgor and is enforceable against Pledgor in accordance with the terms hereof, except as may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought; and

(iv) Pledgor as set forth on Annex A is the sole legal and beneficial owner of the Pledged Collateral referenced for such Pledgor on Annex A.

SECTION 3. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for the due performance and observance by Dr. Johnson of the Guaranty (the “Obligations”).

SECTION 4. Covenants as to the Pledged Collateral. So long as any of the Obligations shall remain outstanding, Pledgor will not create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any Pledged Collateral except for the security interest created hereby. No Pledgor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Pledged Collateral without the prior written consent of the Company.

SECTION 5. Additional Provisions Concerning the Pledged Collateral.

(a) Pledgor hereby authorizes the Company to file, without the signature of Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral. Pledgor shall promptly execute and deliver to the Company such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Company may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Company’s security interest in the Pledged Collateral.

(b) Notwithstanding anything to the contrary contained herein, provided that no claim has been made by the Company under the Guaranty, on the date which is 180 days from the date hereof, the security interest created hereby shall be released from twenty-five percent (25%) of Pledgor’s Pledged Collateral and on the date which is one calendar year from the date hereof, the security interest created hereby shall be released from an additional twenty-five percent (25%) of Pledgor’s Pledged Collateral.

SECTION 6. Remedies Upon Default. If any Event of Default under the MSA shall have occurred and be continuing:

(a) The Company may, exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to them, all of the rights and remedies of a secured party on default under the Code then in effect in the State of Virginia, and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale at such price or prices and on such other terms as the Company may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least five days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Company shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Company may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

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(b) All cash proceeds received by the Company in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be applied by the Company against the Obligations. Any surplus of such cash or cash proceeds held by the Company and remaining after payment in full of all of the Obligations shall be paid over to Pledgor or to such person as may be lawfully entitled to receive such surplus.

(c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Company is legally entitled, Pledgor shall remain liable for the deficiency and the Company shall retain all rights to collect on such Obligations provided by applicable law.

SECTION 7. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, faxed or delivered, if to the Company, to it at the Company’s address set forth above; and if to Pledgor, to Dr. Johnson at 3301 NE First Ave., Apt. PH1, Miami, FL 33137; or as to any of such parties at such other address as shall be designated by such parties in a written notice to the other parties hereto complying as to delivery with the terms of this Section 7. All such notices and other communications shall be effective (i) if mailed, when deposited in the mail, (ii) if faxed, when the facsimile transmission is acknowledged as received, or (iii) if delivered, upon delivery.

SECTION 8. Miscellaneous.

(a) No amendment of any provisions of this Agreement shall be effective unless it is in writing and signed by Dr. Johnson, Pledgor and the Company, and no waiver of any provision of this Agreement, and no consent to any departure by Dr. Johnson or Pledgor, shall be effective unless it is in writing and signed by the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Company to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Company provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceabilty without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision on any other jurisdiction.

(d) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full or release of the Obligations and (ii) be binding on Pledgor and its assigns and shall inure, together with all rights and remedies of the Company hereunder, to the benefit of the Company and its transferees and assigns.

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(e) Upon the satisfaction in full of the Obligations: (i) this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor, and (ii) the Company will, upon Pledgor’s request at Pledgor’s expense, (A) return to Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

(f) This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of Virginia. The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in Delaware. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in Delaware shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

(g) Dr. Johnson shall not take any action, directly or indirectly, to interfere with or otherwise contravene or undermine the rights granted to the Company hereunder..

[Signatures appear on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

ADIAL PHARMACEUTICALS, INC.

By:	/s/ William B. Stilley
Name:	William B. Stilley
Title:	Chief Executive Officer

BANKOLE A. JOHNSON:

/s/ Bankole A. Johnson
Bankole A. Johnson

EN FIDECOMISO DE MI VIDA 11/23/2010 (TRUST)

By:	/s/ Bankole A. Johnson
Name:	Bankole A. Johnson
Title:	Trustee

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ANNEX A

List of Pledged Shares

En Fideicomiso De Mi Vida 11/23/2010 (Trust)	600,000 shares of Common Stock

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